UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 8, 2001
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On November 8, 2001, the Registrant issued a press release announcing its intention to repurchase up to approximately 1.3 million shares of its common stock. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated November 8, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 8, 2001.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

VESTA INSURANCE GROUP ANNOUNCES SHARE REPURCHASES

     BIRMINGHAM, Ala., - November 8, 2001 - Vesta Insurance Group, Inc. (NYSE: VTA) announced today that the Company intends to repurchase shares of its Common Stock, in accordance with its current share repurchase program. As of November 8, 2001, Vesta has the authority to purchase up to approximately 1.3 million shares under the plan that was initially approved in November 1996.

     "In addition to a compelling investment opportunity, we currently believe that the current market value of our stock does not adequately reflect the value of our future business prospects," said James E. Tait, Chairman. "Management believes that repurchasing shares is in the best interest of stockholders and a desirable use of funds."

     The purchases will be made from time to time on the open market at prevailing market prices based on market conditions and subject to compliance with all applicable securities laws and regulations.

About Vesta Insurance Group, Inc.

     Vesta Insurance Group, Inc., headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

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